SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2006 (June 29, 2006)

SPECTRX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS. Employer Identification No.)

4955 Avalon Ridge Pkwy, Suite 300 Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 2.03. CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
SIGNATURES

Item 1.01.          Entry Into a Material Definitive Agreement.

            On June 28, 2006, SpectRx, Inc. ("SpectRx") entered into a bridge loan agreement (the "Bridge Loan Agreement") by and among SpectRx, Easton Hunt Capital Partners, L.P., ProMed Offshore Fund II, Ltd., Mark A. Samuels, Richard L. Fowler and William D. Arthur, III (each, a "Lender," and collectively, the "Lenders"), and ProMed Management Inc., as agent for the Lenders (the "Agent") pursuant to which each Lender made a loan (each a "Loan," and collectively, the "Loans") to SpectRx.  The aggregate principal amount of all Loans is $900,000.  The Bridge Loan Agreement contains representations, warranties and covenants of SpectRx and the Lenders that are typical for an agreement of this type.

            Each Loan is evidenced by a senior secured bridge loan note (each, a "Note" and, collectively, the "Notes") payable to the order of the Lender.  The interest rate on the Notes is 14% per annum and the Notes have a final maturity date of August 31, 2006.  The entire principal amount of the Notes and all accrued and unpaid interest thereon will be immediately due and payable if an Event of Default (as defined in the Bridge Loan Agreement) occurs and the interest rate on the notes will increase to 18% while an Event of Default has occurred and is continuing.

            The Notes are senior secured obligations of the Company and are secured by (a) a first in priority lien on all of SpectRx's assets; (b) a guaranty by SpectRx's wholly owned subsidiary Sterling Medivations, Inc. ("Sterling"); (c) a second in priority lien on all of Sterling's assets; and (d) a pledge on all issued and outstanding stock of Sterling and SpectRx's wholly owned subsidiary, Guided Therapeutics, Inc.

            The Lenders have pre-existing relationships with SpectRx, consisting of the ownership of an aggregate of approximately 29% of SpectRx's common stock.  Additionally, Mark A. Samuels is the Chairman, Chief Executive Officer and Chief Financial Officer of SpectRx, Richard L. Fowler is the Senior Vice President-Engineering of SpectRx and William D. Arthur, III is the President, Chief Operating Officer and Secretary, and a director, of SpectRx.

Item 2.03.         Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

            The information reported above in Item 1.01 is incorporated into this Item 2.03 by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECTRX, INC.

/s/ MARK A. SAMUELS
	By:	Mark A. Samuels
CEO & CFO

Date: June 29, 2006.